EXHIBIT 7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 13 to the registration statement on Form S-6 of our reports dated February 12, 1997, relating to the financial statements of Phoenix Home Life Variable Universal Life Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company which appear in such Prospectus.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Hartford, Connecticut
April 25, 1997